Exhibit 10.72

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement is entered into this 29 day of June, 2012 by and between National Automation Services, Inc., a “C” corporation (“Client”) and Mass Media 77 LTD, a Hong Kong Company (“Consultant”).

Recitals

Client desires to retain the services of Consultant to facilitate long range strategic investor relations planning and other services related thereto, including business and/or financial planning. Consultant agrees to be retained by Client upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises and covenants set forth herein and for other good and valuable consideration, the parties agree as follows:

1.           Appointment.   Client hereby engages Consultant on a non-exclusive basis and Consultant hereby accepts the engagement to become a consultant and adviser to Client and to render such advice, consultation, information, and services to Client. Notwithstanding anything to the contrary herein, it understood by Client and Consultant that the Services may or may not involve any capital raising efforts or promotion of Client’s securities. Consultant shall have no authority to bind Client to any contract or obligation or to transact any business on Client’s name or on behalf of Client in any manner whatsoever. Client shall not be obligated to accept any recommendations or close any transactions recommended or submitted to Client by Consultant. Consultant shall at all times comply with applicable federal and state securities laws and regulations in providing the Services. .

2.           Independent Contractor.   In its performance of the Services, Consultant and its employees and/or agents shall be an independent contractor and not an employee, partner or joint venture of Client. Consultant shall provide the Services according to its own means and methods of work which shall be in the exclusive control of Consultant. Consultant shall not be subject to the control or supervision of Client, except as to the result of the Services.

3.           Term/Termination.   The term of this Agreement (“Term”) shall commence on the date hereof and continue for twelve (12) months. The Term may be extended by mutual agreement of Client and Consultant which agreement shall be in writing and shall constitute an amendment to this Agreement. Either Client or Consultant may terminate this Agreement upon thirty (30) days prior written notice in the event either party violates a material provision of this Agreement and fails to cure such breach within ten (10) days of written notice of such violation from the non-breaching party.

4.           Due Diligence Information.   Client shall provide Consultant all information reasonably requested by Consultant to enable Consultant to be become sufficiently familiar with Client’s business so as to be able to provide the Services.

5.           Compensation.   Client shall pay a finder’s fee of 5% of the gross dollar amount raised to Consultant for any funds or financial instruments made available to the Client during the term of this agreement, that the Consultant contributed to securing by any means but not limited to referral, recommendation, or direct contact to Client by work done by Consultant for IR/PR. This fee will be made readily available to Consultant by being included in the initial distribution of said funds at the time being released to Client by any source.

6.           Exclusivity; Performance; Confidentiality.   Services rendered by the Consultant under this Agreement shall not be exclusive and Consultant may perform similar or different services for other persons. Consultant will, at all times, faithfully and in a professional manner perform all of the Services required of it under this Agreement.  Consultant shall be required to spend only such amount of time as it shall deem necessary and appropriate to provide the Services in a commercially reasonable manner. Consultant does not guarantee that the Services will have any impact upon the Client’s business or that there will be any specific result from the Services. Consultant agrees that all information deemed confidential or proprietary by the Client which Consultant shall obtain under this Agreement and in connection with the Services shall not be, directly or indirectly, disclosed without the prior written consent of Client, unless and until such information is otherwise known to the public generally or is no longer treated by Client as confidential or proprietary.

7.           Arbitration.   Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be resolved by mutual agreement; however, if not so resolved, the controversy, claim or breach shall be submitted to arbitration in accordance with the rules of Hong Kong. Any decision arising from such arbitration shall be binding on the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration proceeding shall be entitled to an award of reasonable attorney’s fees as determined by the arbitrator(s).

8           Notices.   All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or the next business day after it is sent by overnight courier, and addressed to the intended recipient as set forth below or delivered via facsimile or other electronic means with confirmation of receipt from the recipient.

If to Client:
____________________
____________________
____________________

If to Consultant:

Randy Segal
MassMedia77 LTD
10TH FLOOR CHIYU BANK BUILDING,
78 DES VOEX, ROAD CENTRAL
HONG KONG

9.           Succession and Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

10.         Governing Law.   This Agreement shall be governed by and construed in accordance with the domestic laws of Hong Kong without giving effect to any choice or conflict of law provision or rule.

11.         Amendments and Waivers.   No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Client and Consultant.   No waiver by any party of any default, misrepresentation, or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.         Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one and the instrument.

13.         Entire Agreement.   This Agreement including the documents referred to herein, constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, related to the subject matter hereof.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first written above.

CLIENT:	CONSULTANT:
National Automation Services, Inc
/s/ Robert Chance	MASS MEDIA 77 LTD

By: Robert W. Chance	By:	/s/ Randy Segal
Randy Segal, President